Exhibit 99.1

NEWS RELEASE

For immediate release

Contact:   Charles D. Troiano at (212) 978-4710

Odyssey Re Holdings Corp. Reports 2004 Second Quarter
and Six Month Results

New York, NY — July 29, 2004 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported its second quarter results.

Operating income after taxes, which excludes net realized capital gains, for the second quarter 2004 increased 39.7% to $38.0 million, or $0.58 per common share, compared to $27.2 million, or $0.42 per common share for the second quarter 2003. Operating income after tax was $74.3 million, or $1.14 per common share for the six months ended June 30, 2004, an increase of 52% compared to $48.9 million, or $0.75 per common share for the same period in 2003. All references to per share amounts in this earnings release are on a diluted basis.

Net income after tax amounted to $59.1 million, or $0.91 per common share for the quarter ended June 30, 2004, compared to $112.7 million or $1.73 per common share for the quarter ended June 30, 2003. Included in the second quarter 2004 and 2003 net income, were net realized capital gains of $32.4 million and $131.6 million, respectively, which on an after-tax basis, amounted to $21.1 million and $85.5 million, or $0.33 and $1.31 per common share, respectively.

For the six months ended June 30, 2004, net income after tax was $118.0 million, or $1.81 per common share, compared to net income after tax of $159.3 million, or $2.45 per common share for the six months ended June 30, 2003. Net after-tax realized capital gains for the six months ended June 30, 2004 were $43.7 million, or $0.67 per common share, compared to $110.4 million, or $1.70 per common share for the six months ended June 30, 2003.

The net combined ratio for the second quarter 2004 was 94.8% compared to 96.4% for the second quarter 2003. For the six months ended June 30, 2004, the combined ratio improved by 2.7 percentage points to 94.9% from 97.6% for the first half of 2003.

Stockholders’ equity amounted to $1.4 billion at June 30, 2004, an increase of $107.4 million, or 8.4%, compared to June 30, 2003.

Commenting on the second quarter and first half results, Andrew A. Barnard, President and Chief Executive Officer, stated, “We are pleased to report another quarter of strong results. The combination of our opportunistic, disciplined underwriting culture with our value oriented, total return investment approach, has resulted in a Return on Equity through the first 6 months of 17%. While opportunities for growth are less plentiful than over the last several years, we anticipate that the advantages we enjoy through our diverse operations will continue to provide a strong platform for profitable growth in the future.”

Gross premiums written for the three months ended June 30, 2004 were $612.0 million compared to $609.9 million for the three months ended June 30, 2003. Net premiums written for the second quarter 2004 were $550.0 million compared to $542.7 million for the prior year’s second quarter. For the six months ended June 30, 2004, gross premiums written were $1.24 billion compared to $1.17 billion for the same period in 2003. Net premiums written for the six months ended June 30, 2004 were $1.10 billion compared to $1.03 billion for the same period in 2003.

Net investment income, excluding net realized capital gains, amounted to $35.1 million for the second quarter 2004, compared to $26.7 million for the second quarter 2003. Total net investment results, which include net investment income and net realized capital gains, amounted to $67.5 million in the second quarter 2004, compared to $158.3 million in the second quarter 2003. For the six months ended June 30, 2004, net investment income, excluding net realized capital gains, amounted to $70.6 million compared to $59.1 million for the same period in 2003. Total net investment results for the six months ended June 30, 2004 amounted to $137.8 million, compared to $229.0 million for the six months ended June 30, 2003.

Odyssey Re Holdings Corp., 140 Broadway, New York, NY 10005 — Phone: (212) 978-4700 — Fax: (212) 344-4229

For the three months ended June 30, 2004, net cash flow from operations was $100.0 million, compared to net cash flow from operations of $101.8 million for the second quarter 2003. For the six months ended June 30, 2004 net cash flow from operations amounted to $234.4 million, compared to the year ago six months figure of $213.2 million.

At June 30, 2004 investments and cash totaled $4.3 billion, an increase of $101.9 million from December 31, 2003; total assets amounted to $6.7 billion at June 30, 2004. Net book value per common share at June 30, 2004 was $21.49.

OdysseyRe paid a cash dividend of $0.3125 per share on June 30, 2004. The total dividend payment amounted to approximately $2.0 million.

On July 2, 2004 OdysseyRe announced it entered into a stock purchase agreement to acquire Overseas Partners US Reinsurance Company.

# # #

Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty, program and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Clearwater Insurance Company, Hudson Specialty Insurance Company and Newline Underwriting Management Limited. With $1.4 billion in stockholders’ equity at June 30, 2004, the Company underwrites through four divisions: Americas, EuroAsia, London Market and U.S. Insurance, with major underwriting centers in the United States, London, Paris, Singapore, Toronto and Latin America.

Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH. OdysseyRe is rated “A” (Excellent) by A.M. Best Company and “A-” (Strong) by Standard & Poor’s.

# # #

Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; changes in interest rates; changes in premium volumes; increased competition; regulatory and legislative changes; changes in loss payment patterns; changes in estimated overall adequacy of loss and LAE reserves; changes in key management personnel; changes in general market or economic conditions; and other factors which are described in the Company’s filings with the Securities and Exchange Commission.

# # #

Visit OdysseyRe’s Web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”

# # #

Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	June 30,	December 31,
	2004	2003
ASSETS
Investments and cash:
Fixed income securities, at fair value (amortized cost $2,571,422 and $1,605,378, respectively)	$2,471,091	$1,597,688
Equity securities:
Common stocks, at fair value (cost $394,252 and $376,215, respectively)	440,311	447,700
Common stocks, at equity	120,598	117,489
Short-term investments, at cost which approximates fair value	204,458	218,208
Other invested assets	406,692	267,504
Cash and cash equivalents	696,016	1,588,659

Total investments and cash	4,339,166	4,237,248
Investment income due and accrued	38,841	21,668
Reinsurance balances receivable	511,138	499,680
Reinsurance recoverables on loss payments	117,906	83,448
Reinsurance recoverables on unpaid losses	1,069,798	1,058,623
Prepaid reinsurance premiums	96,101	110,881
Funds held by ceding insurers	133,865	124,464
Deferred acquisition costs	167,279	168,289
Federal and foreign income taxes	120,889	71,183
Other assets	105,715	84,572

Total assets	$6,700,698	$6,460,056

LIABILITIES
Unpaid losses and loss adjustment expenses	$3,684,731	$3,400,277
Unearned premiums	786,284	819,840
Debt obligations	376,516	376,892
Reinsurance balances payable	144,491	121,457
Funds held under reinsurance contracts	202,223	199,763
Other liabilities	114,223	151,592

Total liabilities	5,308,468	5,069,821

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 200,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 65,142,857 shares issued	651	651
Additional paid-in capital	794,063	793,586
Treasury stock, at cost (359,031 and 146,691 shares, respectively)	(8,662)	(2,549)
Unearned compensation	(6,908)	(3,439)
Accumulated other comprehensive income, net of deferred income taxes	9,582	112,430
Retained earnings	603,504	489,556

Total stockholders’ equity	1,392,230	1,390,235

Total liabilities and stockholders’ equity	$6,700,698	$6,460,056

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
SIX AND THREE MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Six Months	Six Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
REVENUES
Gross premiums written	$1,241,459	$1,173,717	$611,976	$609,876
Ceded premiums written	138,209	141,074	61,965	67,162

Net premiums written	1,103,250	1,032,643	550,011	542,714
Decrease (increase) in unearned premiums	23,125	(104,172)	30,103	(61,566)

Net premiums earned	1,126,375	928,471	580,114	481,148
Net investment income	70,567	59,140	35,105	26,740
Net realized investment gains	67,256	169,815	32,417	131,551

Total revenues	1,264,198	1,157,426	647,636	639,439

EXPENSES
Losses and loss adjustment expenses	747,318	627,459	383,761	321,734
Acquisition costs	257,489	233,095	132,008	116,997
Other underwriting expenses	63,880	45,963	33,971	25,204
Other expense, net	4,956	3,697	2,596	730
Interest expense	12,799	4,929	6,405	2,883

Total expenses	1,086,442	915,143	558,741	467,548

Income before income taxes	177,756	242,283	88,895	171,891

Federal and foreign income tax provision (benefit):
Current	61,013	89,448	35,903	55,728
Deferred	(1,263)	(6,431)	(6,059)	3,476

Total federal and foreign income tax provision	59,750	83,017	29,844	59,204

NET INCOME	$118,006	$159,266	$59,051	$112,687

BASIC
Weighted average shares outstanding	64,385,021	64,721,288	64,311,432	64,732,356

Basic earnings per share	$1.83	$2.46	$0.92	$1.74

DILUTED
Weighted average shares outstanding	65,215,627	65,085,416	65,161,596	65,121,690

Diluted earnings per share	$1.81	$2.45	$0.91	$1.73

DIVIDENDS
Dividends declared per share	$0.0625	$0.05	$0.03125	$0.025

COMPREHENSIVE INCOME
Net income	$118,006	$159,266	$59,051	$112,687
Other comprehensive (loss) income, net of tax	(102,848)	72,187	(97,617)	44,704

Comprehensive income (loss)	$15,158	$231,453	$(38,566)	$157,391

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2004	2003
COMMON STOCK
Balance, beginning and end of period	$651	$651

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of period	793,586	793,334
Net increase during the period	477	—

Balance, end of period	794,063	793,334

TREASURY STOCK
Balance, beginning of period	(2,549)	(2,305)
Purchases during the period	(10,091)	—
Reissuance during the period	3,978	—

Balance, end of period	(8,662)	(2,305)

UNEARNED COMPENSATION
Balance, beginning of period	(3,439)	(4,572)
Issuance of restricted stock during the period	(4,328)	—
Amortization during the period	859	567

Balance, end of period	(6,908)	(4,005)

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), NET OF DEFERRED INCOME TAXES
Balance, beginning of period	112,430	21,736
Net (decease) increase during the period	(102,848)	72,187

Balance, end of period	9,582	93,923

RETAINED EARNINGS
Balance, beginning of period	489,556	247,239
Net income	118,006	159,266
Dividends to stockholders	(4,058)	(3,250)

Balance, end of period	603,504	403,255

TOTAL STOCKHOLDERS’ EQUITY	$1,392,230	$1,284,853

COMMON SHARES OUTSTANDING
Balance, beginning of period	64,996,166	65,003,963
Net treasury shares acquired during the period	(212,340)	—

Balance, end of period	64,783,826	65,003,963

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
(IN THOUSANDS)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2004	2003
OPERATING ACTIVITIES
Net income	$118,006	$159,266
Adjustments to reconcile net income to net cash provided by operating activities:
Reinsurance balances and funds held, net	(29,823)	(228,532)
Unearned premiums	(18,776)	107,504
Unpaid losses and loss adjustment expenses	273,279	313,000
Federal and foreign income taxes	4,579	25,304
Other assets and liabilities, net	(39,862)	26,361
Deferred acquisition costs	1,010	(15,656)
Net realized investment gains	(67,256)	(169,815)
Bond discount amortization, net	(6,740)	(4,263)

Net cash provided by operating activities	234,417	213,169

INVESTING ACTIVITIES
Maturities of fixed income securities	3,542	17,050
Sales of fixed income securities	892,172	3,766,631
Purchases of fixed income securities	(1,873,284)	(3,019,833)
Sales of equity securities	131,454	71,752
Purchases of equity securities	(115,783)	(67,079)
Purchases of other invested assets	(164,423)	(6,327)
Decrease in short-term investments	16,505	52,667

Net cash (used in) provided by investing activities	(1,109,817)	814,861

FINANCING ACTIVITIES
Dividends	(4,058)	(3,250)
Sale of interest rate contract	—	8,667
Purchase of treasury stock	(10,091)	—

Net cash (used in) provided by financing activities	(14,149)	5,417

Effect of exchange rate changes on cash	(3,094)	—

(Decrease) increase in cash and cash equivalents	(892,643)	1,033,447
Cash and cash equivalents, beginning of period	1,588,659	484,744

Cash and cash equivalents, end of period	$696,016	$1,518,191

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS
FOR THE SIX AND THREE MONTHS ENDED
JUNE 30, 2004 AND 2003
(UNAUDITED)
(IN THOUSANDS)

	Six Months	Six Months		Three Months	Three Months
	Ended	Ended		Ended	Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2004	2003	Change	2004	2003	Change
GROSS PREMIUMS WRITTEN
Americas	$618,879	$682,135	(9.3)%	$289,879	$340,747	(14.9)%
EuroAsia	268,416	182,169	47.3	142,603	99,274	43.6
London Market	187,601	190,345	(1.4)	102,896	117,275	(12.3)
U.S. Insurance	184,428	137,871	33.8	83,134	57,272	45.2

Total*	$1,259,324	$1,192,520	5.6%	$618,512	$614,568	0.6%

NET PREMIUMS WRITTEN
Americas	$592,230	$633,339	(6.5)%	$278,033	$314,720	(11.7)%
EuroAsia	255,702	172,745	48.0	133,953	92,668	44.6
London Market	161,380	165,344	(2.4)	91,863	106,836	(14.0)
U.S. Insurance	93,938	61,215	53.5	46,162	28,490	62.0

Total	$1,103,250	$1,032,643	6.8%	$550,011	$542,714	1.3%

NET PREMIUMS EARNED
Americas	$607,677	$584,762	3.9%	$310,453	$293,483	5.8%
EuroAsia	231,822	164,508	40.9	116,197	86,925	33.7
London Market	203,178	146,272	38.9	106,515	82,305	29.4
U.S. Insurance	83,698	32,929	154.2	46,949	18,435	154.7

Total	$1,126,375	$928,471	21.3%	$580,114	$481,148	20.6%

	Six Months	Six Months		Three Months	Three Months
	Ended	Ended	Percentage	Ended	Ended	Percentage
	June 30,	June 30,	Point	June 30,	June 30,	Point
	2004	2003	Change	2004	2003	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	66.8%	68.0%	(1.2)	68.6%	66.4%	2.2
EuroAsia	64.0	68.6	(4.6)	62.1	70.4	(8.3)
London Market	66.1	63.8	2.3	62.5	64.8	(2.3)
U.S. Insurance	70.6	71.2	(0.6)	68.0	66.6	1.4

Total	66.4%	67.6%	(1.2)	66.2%	66.9%	(0.7)

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	31.8%	32.4%	(0.6)	30.9%	31.4%	(0.5)
EuroAsia	26.2	23.9	2.3	27.7	24.7	3.0
London Market	25.3	29.2	(3.9)	25.0	28.6	(3.6)
U.S. Insurance	18.7	22.6	(3.9)	24.2	28.0	(3.8)

Total	28.5%	30.0%	(1.5)	28.6%	29.5%	(0.9)

COMBINED RATIO
Americas	98.6%	100.4%	(1.8)	99.5%	97.8%	1.7
EuroAsia	90.2	92.5	(2.3)	89.8	95.1	(5.3)
London Market	91.4	93.0	(1.6)	87.5	93.4	(5.9)
U.S. Insurance	89.3	93.8	(4.5)	92.2	94.6	(2.4)

Total	94.9%	97.6%	(2.7)	94.8%	96.4%	(1.6)

*	A portion of the gross premiums written by the U.S. Insurance division has been ceded to, and is also included in, the Americas division’s gross premiums written. Accordingly, the total gross premiums written as shown in the table above does not agree to the gross premiums written of $1,241,459 and $1,173,717 for the six months ended June 30, 2004 and 2003, respectively and $611,976 and $609,876 for the three months ended June 30, 2004 and 2003, respectively, reflected in the consolidated statements of operations.